UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

Fulton Financial Corporation (Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	001-39680 (Commission File Number)	23-2195389 (IRS Employer Identification No.)
One Penn Square, P.O. Box 4887
Lancaster, PA 17604
(Address of principal executive offices) (Zip Code)
(717) 291-2411
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class	Trading Symbol(s)	registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Tuesday, May 16, 2023, at Fulton Financial Corporation’s (“Fulton”) 2023 Annual Meeting of Shareholders (the “Annual Meeting”), Messrs. Hodges and Strauss, effective immediately after the Annual Meeting, retired from Fulton’s Board of Directors (the “Board”), including from their respective Board committee memberships, and from the Board of Directors of Fulton Bank, N.A. Effective as of Messrs. Hodges’ and Strauss’ retirement, the Board’s size was reduced from 13 to 11 directors.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

Set forth below are the five proposals that were voted on at the Annual Meeting and the related voting results, as certified by the Annual Meeting inspector of election. At the Annual Meeting, the eleven director nominees were elected to the Board. Fulton’s shareholders: (i) approved, on a non-binding advisory basis, the compensation of Fulton’s named executive officers (“NEOs”), (ii) approved, on a non-binding advisory basis, the annual frequency of future advisory votes with respect to the compensation of Fulton’s NEOs, (iii) approved Fulton’s Amended and Restated 2023 Director Equity Plan (the “2023 Director Equity Plan”) attached as Exhibit 10.1 and (iv) ratified the appointment of KMPG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2023.

166,110,774 shares of Fulton common stock issued and outstanding on the record date were entitled to vote at the Annual Meeting. 133,512,423 shares of Fulton common stock, constituting a quorum to conduct business at the Annual Meeting, were represented in person or by proxy at the Annual Meeting.

The final number of votes cast for, withheld or against, as well as the number of abstentions and broker non-votes, with respect to each matter are set forth below.

Proposal 1 – Election of Directors. The 11 director nominees were elected to serve as directors of Fulton until the completion of the 2024 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Jennifer Craighead Carey	113,922,110	2,121,795	17,468,518
Lisa Crutchfield	113,791,114	2,252,791	17,468,518
Denise L. Devine	113,675,919	2,367,986	17,468,518
Steven S. Etter	114,707,651	1,336,254	17,468,518
George K. Martin	114,419,658	1,624,247	17,468,518
James R. Moxley III	114,396,103	1,647,802	17,468,518
Curtis J. Myers	111,482,781	4,561,124	17,468,518
Antoinette M. Pergolin	114,738,378	1,305,527	17,468,518
Scott A. Synder	114,420,043	1,623,862	17,468,518
Ronald H. Spair	114,849,951	1,193,954	17,468,518
E. Philip Wenger	114,253,750	1,790,155	17,468,518

Proposal 2 – Advisory Vote on Executive Compensation. The compensation, on a non-binding advisory basis, of Fulton’s NEOs was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
110,785,676	4,122,293	1,135,936	17,468,518

Proposal 3 – Frequency of Future Advisory Vote on Executive Compensation. The annual frequency of future advisory votes on the compensation of Fulton’s NEOs, on a non-binding advisory basis, received the most votes.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
100,382,710	740,401	14,285,632	635,162	17,468,518

Proposal 4 –2023 Director Equity Plan. The 2023 Director Equity Plan was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
108,576,148	6,359,293	1,108,464	17,468,518

Proposal 5 – Ratification of Independent Auditor. The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2023 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
130,556,042	2,573,686	382,695	0

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	Amended and Restated 2023 Director Equity Plan
104	Cover page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULTON FINANCIAL CORPORATION

Date: May 16, 2023	By:	/s/ Natasha R. Luddington
	Name:	Natasha R. Luddington
	Title:	Senior Executive Vice President, Chief Legal Officer and Corporate Secretary